EXHIBIT 99.1

Atheros Announces Financial Results for Q2 2008

Thirteenth Consecutive Quarter of Revenue Growth

Santa Clara, Calif., -July 28, 2008 - Atheros Communications, Inc. (Nasdaq: ATHR), a leading developer of advanced wireless and wired network communications solutions, today announced financial results for its second quarter ended June 30, 2008.

Revenue in the second quarter was a record $121.5 million, compared with $114.5 million reported in the first quarter of 2008 and $100.8 million reported in the second quarter of 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded second quarter net income of $10.1 million or $0.16 per diluted share. This compares with GAAP net income of $3.4 million or $0.06 per diluted share in the first quarter of 2008. GAAP net income in the second quarter of 2007 was $9.3 million or $0.16 per diluted share. Total cash, cash equivalents and marketable securities were $276.6 million at June 30, 2008, up $21.1 million from the prior quarter.

Atheros reports gross margins, operating expenses, operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition related charges, the other-than-temporary impairment of long-term investments, the tax benefit due to a change in state tax filing position and the tax impact of these excluded items. A reconciliation of preliminary GAAP to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income is presented in the financial statements portion of this release.

Non-GAAP gross margin in the second quarter was 50.8 percent, compared with 51.2 percent in the first quarter of 2008 and 49.7 percent in the second quarter of 2007. Non-GAAP operating income was 16.6 percent of revenue, compared with 15.3 percent in the first quarter of 2008 and 16.1 percent in the second quarter of 2007.

Non-GAAP net income in the second quarter was $19.3 million or $0.31 per diluted share, compared with $17.2 million or $0.28 per diluted share in the first quarter of 2008 and $14.7 million or $0.25 per diluted share in the second quarter of 2007.

“We are pleased to report another very strong quarter, our 13th consecutive quarter of revenue growth,” said Craig Barratt, president and CEO. “We experienced broad-based growth across our PC OEM, Networking and Consumer channels and continued growth of our Ethernet and Mobile WLAN product revenues. Revenue from our 11n products grew more than 50 percent sequentially, while our 11g products continued to be a significant contributor to our overall results,” Dr. Barratt said.

Recent Atheros Highlights.

July 28 – Atheros Announces the Appointment of Dan Artusi to its Board of Directors

June 4- Atheros’ XSPAN Technology Delivers Industry-Leading 802.11n Performance in New AMD Turion™ X2 Ultra Notebook Platform

June 3- Atheros Demonstrates its Expanded Communications Technology Portfolio at Computex Taipei

June 2- Atheros XSPAN Enhances Home Networking with Smart, High-Capacity Routing Platform

May 20- Atheros Enhances New Netflix Player by Roku with Wi-Fi Connectivity

May 19- Atheros Enables Industry-Leading Wi-Fi in Next-Generation Cable Modem Gateways Based on TI Puma 5 Product Family

May 12- Atheros Receives the 2008 Emerging Growth Company Award from the Silicon Valley Chapter of the Association for Corporate Growth

Conference Call

Atheros will broadcast its second quarter financial results conference call today, Monday, July 28, 2008 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial 212-547-0138 approximately 10 minutes prior to the start time. The pass code is Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 203-369-0975.

The Atheros financial results conference call will be available via a live webcast on the investor relations section of the Atheros website at http://www.atheros.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for one year.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless and wired communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com .

NOTE: Atheros, the Atheros logo and XSPAN are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including our anticipated growth, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to the impacts of competition, technological advances; general economic conditions; difficulties in the development of new products and technologies; whether Atheros is successful in marketing and selling its products; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Contact

Jack Lazar Chief Financial Officer Atheros Communications, Inc. (408) 773-5200	Deborah Stapleton President Stapleton Communications Inc. (650) 470-0200

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenue	$121,518	$100,808	$236,036	$196,326
Cost of goods sold	60,057	50,859	116,519	100,775

Gross profit	61,461	49,949	119,517	95,551
Operating expenses:
Research and development	29,947	24,628	60,001	48,234
Sales and marketing	12,500	8,891	24,442	17,313
General and administrative	6,309	4,786	12,303	9,513
Amortization of acquired intangible assets	3,010	1,789	6,419	3,568

Total operating expenses	51,766	40,094	103,165	78,628

Income from operations	9,695	9,855	16,352	16,923
Interest income, net	1,944	2,770	4,364	5,262
Impairment of long-term investments	(1,387)	—	(6,457)	—
Provision for income taxes	(127)	(3,343)	(717)	(5,304)

Net income	$10,125	$9,282	$13,542	$16,881

Basic earnings per share	$0.17	$0.17	$0.23	$0.31

Diluted earnings per share	$0.16	$0.16	$0.22	$0.29

Shares used in computing basic earnings per share	59,607	55,543	59,258	55,112

Shares used in computing diluted earnings per share	62,113	59,111	61,780	58,710

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$252,574	$219,544
Accounts receivable, net	75,348	58,002
Inventory	45,858	35,497
Deferred income taxes and other current assets	14,436	16,084

Total current assets	388,216	329,127
Property and equipment, net	14,283	13,492
Long-term marketable securities	26,066	30,453
Goodwill and acquired intangible assets	130,130	136,125
Deferred income taxes and other assets	15,718	12,940

	$574,413	$522,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$87,299	$76,844
Deferred income taxes and other long-term liabilities	45,262	43,836
Stockholders’ equity	441,852	401,457

	$574,413	$522,137

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP net income	$10,125	$9,282	$13,542	$16,881
Stock-based compensation:
Cost of goods sold	144	121	296	246
Research and development	3,869	2,654	7,578	5,650
Sales and marketing	2,101	1,054	3,893	2,095
General and administrative	1,180	743	2,179	1,441

Total stock-based compensation	7,294	4,572	13,946	9,432
Acquisition related charges:
Amortization of acquired intangible assets	3,010	1,789	6,419	3,568
Other acquisition-related charges	151	—	942	159
Impairment of long-term investments	1,387	—	6,457	—
Net tax effect of non-GAAP adjustments	(1,633)	(945)	(3,788)	(1,730)
Tax benefit from change in state tax filing position	(1,068)	—	(1,068)	—

Non-GAAP net income	$19,266	$14,698	$36,450	$28,310

Shares used in computing non-GAAP basic earnings per share	59,607	55,543	59,258	55,112

Shares used in computing non-GAAP diluted earnings per share	62,113	59,111	61,780	58,710

Non-GAAP basic earnings per share	$0.32	$0.26	$0.62	$0.51

Non-GAAP diluted net income per share	$0.31	$0.25	$0.59	$0.48

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (or “GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income and net income. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term marketable securities, a tax benefit resulting from a change in state tax filing position and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going operating results;

•	the ability to better identify trends in our underlying business; and

•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective as of January 1, 2006. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog and cash earn outs. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Impairment of long-term marketable securities relates to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase. The liquidity and fair value of these securities has been impacted by the uncertainty in the credit markets and the exposure of these securities to the financial condition of bond insurance companies. While we have received all interest payments due on these instruments on a timely basis, we have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated values. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, the tax benefit resulting from a change in a state tax filing position has been excluded. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP gross profit	$61,461	$49,949	$119,517	$95,551
Amortization of acquisition-related step-up value of inventory	121	—	572	159
Stock-based compensation	144	121	296	246

Non-GAAP gross profit	$61,726	$50,070	$120,385	$95,956

GAAP gross profit as a % of revenue	50.6%	49.6%	50.6%	48.7%
Amortization of acquisition-related step-up value of inventory	0.1%	—%	0.3%	0.1%
Stock-based compensation	0.1%	0.1%	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	50.8%	49.7%	51.0%	48.9%

GAAP operating expense	$51,766	$40,094	$103,165	$78,628
Stock-based compensation	(7,150)	(4,451)	(13,650)	(9,186)
Acquisition-related deferred compensation	(30)	—	(370)	—
Amortization of acquired intangible assets	(3,010)	(1,789)	(6,419)	(3,568)

Non-GAAP operating expenses	$41,576	$33,854	$82,726	$65,874

GAAP income from operations	$9,695	$9,855	$16,352	$16,923
Amortization of acquisition-related step-up value of inventory	121	—	572	159
Stock-based compensation	7,294	4,572	13,946	9,432
Acquisition-related deferred compensation	30	—	370	—
Amortization of acquired intangible assets	3,010	1,789	6,419	3,568

Non-GAAP income from operations	$20,150	$16,216	$37,659	$30,082

GAAP income from operations as a % of revenue	8.0%	9.8%	6.9%	8.6%
Amortization of acquisition-related step-up value of inventory	0.1%	—%	0.3%	0.1%
Stock-based compensation	6.0%	4.5%	5.9%	4.8%
Acquisition-related deferred compensation	—%	—%	0.2%	—%
Amortization of acquired intangible assets	2.5%	1.8%	2.7%	1.8%

Non-GAAP income from operations	16.6%	16.1%	16.0%	15.3%